Exhibit 3.1

DEAN HELLER
Secretary of State	Entity #
206 North Carson Street	E0586222006-3
Carson City, Nevada 89701-4299
(775) 684 5708	Document Number:
Website: secretaryofstate.biz	20060502762-90

Date Filed:
Articles Of Organization	8/4/2006 6:33:44 AM
Limited-Liability Company
(PURSUANT TO NRS 86)	In the office of
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.                       ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Limited-
Liability Company	BLACK GAMING, LLC

Black LoBello & Sparks
2.	Resident Agent	Name
Name and Street
Address:	6885 West Charleston Boulevard
(must be a Nevada address	Physical Street Address	Las Vegas	NEVADA	89117
where process may be	City	Zip Code
served)
Additional Mailing Address	City	State	Zip Code

3.	Dissolution Date:
(OPTIONAL-see	Latest date upon which the company is to dissolve (if existence is not perpetual):
instructions)

4.	Management.	Company shall be managed by	☒ Manager(s) OR	☐ Members
(check one)

5.	Names Addresses,	Robert R. Black, Sr.
of Manager(s) or	Name
Members:	911 North Buffalo Drive, Suite 201	Las Vegas	NV	89128
(attach additional	Address	City	State	Zip Code
pages as necessary)
Name

Address	City	State	Zip Code

Name

Address	City	State	Zip Code

6.	Names, Addresses	Black LoBello & Sparks
and Signatures of	Name
Organizers	Signature	/s/ Tisha Black-Chernine
(if more than one
organizer	6885 West Charleston Boulevard	Las Vegas	NV	89117
attach additional page)	Address	City	State	Zip Code

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named limited-liability company.
Acceptance of
Appointment of	/s/ Tisha Black-Chernine
Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company	Date 6-29-06

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form LLC Arts .2003
Revised on 09/29/03